MSB FINANCIAL CORP. RELEASES SECOND QUARTER EARNINGS

Millington, New Jersey, July 31, 2017 – MSB Financial Corp. (NASDAQ: MSBF) (the "Company"), parent company of Millington Bank, reported today the results of its operations for the three and six months ended June 30, 2017.

The Company reported net income of $732,000, or $0.13 per diluted common share, for the three months ended       June 30, 2017, compared to net income of $223,000, or $0.04 per diluted common share, for the three months ended June 30, 2016. Net income for the six months ended June 30, 2017 was $1.3 million, or $0.23 per diluted common share, compared to net income of $382,000, or $0.07 per diluted common share, for the six months ended                     June 30, 2016.

Growth in net interest income and margin reflect growth in commercial loans
Net interest income for the three months ended June 30, 2017 increased $993,000, or 33.9%, to $3.9 million compared to $2.9 million for the second quarter of 2016.  For the six months ended June 30, 2017, net interest income grew $1.8 million, or 31.5%, to $7.5 million compared to $5.7 million for the six months ended June 30, 2016. Net interest margin for the three months ended June 30, 2017 was 3.35% compared to 3.17% for the same period in 2016 while for the six months ended June 30, 2017, net interest margin was 3.32%, an improvement of 17 basis points, compared to 3.15% for the six months ended June 30, 2016. Net interest income and net interest margin continue to increase due primarily to the growth in the Company's commercial real estate and commercial loan portfolios.

Commercial loan growth year to date
At June 30, 2017, the Company's net loan portfolio totaled $426.4 million, an increase of $58.4 million or 15.9%, compared to $368.0 million at December 31, 2016. Commercial real estate loans increased $29.3 million or 23.5% while commercial and industrial loans increased $22.4 million or 49.6% from December 31, 2016 as the Company continues to focus on the origination of commercial relationships. Additionally, construction loans increased $13.1 million or 78.9% from December 31, 2016.

The following table summarizes loan balances and composition at June 30, 2017 and December 31, 2016:

	At		At
	June 30,		December 31,
(In thousands)	2017		2016

Residential mortgage:
One-to-four family	$164,448	37.0%	$160,534	42.3%
Home equity	29,021	6.5	32,262	8.5

Total residential mortgage	193,469	43.5	192,796	50.8

Commercial and multi-family real estate	153,984	34.6	124,656	32.8
Construction	29,623	6.6	16,554	4.4
Commercial and industrial	67,686	15.2	45,246	11.9

Total commercial loans	251,293	56.4	186,456	49.1
.
Consumer loans	434	0.1	446	0.1

Total loans receivable	445,196	100.0%	379,698	100.0%

Less:
Loans in process	13,315		6,557
Deferred loan fees	586		658
Allowance	4,925		4,476

Total loans receivable, net	$426,370		$368,007

Credit quality
Overall credit quality remained stable during first half of 2017. Total delinquent loans (including nonperforming delinquent loans) were $8.8 million at June 30, 2017, a reduction of $1.3 million from March 31, 2017 and $2.1 million from December 31, 2016. Total nonperforming loans were $6.9 million at June 30, 2017 compared to $7.4 million at March 31, 2017 and $7.0 million at December 31, 2016. Included in total delinquency and nonperforming loans is one large residential mortgage of $1.9 million that has been paid off, as a result of a short sale in July. The allowance for loan losses as a percentage of total loans was 1.14%, 1.15% and 1.20% at June 30, 2017, March 31, 2017 and December 31, 2016, respectively, while the allowance for loan losses as a percentage of non-performing loans increased to 71.21% at June 30, 2017 from 62.47% at March 31, 2017 and 64.13% at December 31, 2016. Non-performing loans to total loans declined to 1.60% at June 30, 2017 from 1.84% at March 31, 2017 and 1.87% at December 31, 2016.

Consumer deposit growth during the year
Total deposits at June 30, 2017 were $390.1 million compared with $362.3 million at December 31, 2016.  Overall, deposits increased by $27.8 million, or 7.6% with growth occurring across most product types. Most of the growth occurred in the certificates of deposit as the Company utilized a deposit listing service to bring in $19.6 million in institutional funds. In addition, a promotional campaign was implemented to bring in more consumer deposits.

The following table summarizes deposit balances and composition at June 30, 2017 and December 31, 2016:

	At		At
(Dollars in thousands)	June 30, 2017		December 31, 2016

Noninterest demand	$44,584	11.43%	$44,365	12.25%
Interest demand	95,196	24.41	99,879	27.57
Savings	105,560	27.06	103,163	28.47
Money Market	15,842	4.06	11,265	3.11

Total demand deposits	261,182	66.96	258,672	71.40

Certificates of Deposit	128,881	33.04	103,627	28.60

Total Deposits	$390,063	100.00%	$362,299	100.00%

CEO outlook:

"Reaching $500 million in assets during the quarter was a significant milestone for our Company," stated Michael A. Shriner, President and Chief Executive Officer.  Mr. Shriner added, "As an organization, we are very proud of this accomplishment and the timeframe in which it was achieved.  Continued growth in commercial loans has also had a significant, positive impact on our earnings."

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio and our continued ability to manage cybersecurity risks.
Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB FINANCIAL CORP
(In Thousands, except for per share amount)	(Unaudited)
Statement of Financial Condition Data:	06/30/2017	12/31/2016
Total assets	$507,098	$461,646

Cash and cash equivalents	9,034	21,382

Loans receivable, net	426,370	368,007

Securities held to maturity	42,441	44,104

Deposits	390,063	362,299

Federal Home Loan Bank advances	38,675	22,675

Total stockholders' equity	74,989	73,185

Stock Information:
Number of shares of common stock outstanding	5,737	5,714
Book value per share of common stock	$13.07	$12.81
Closing market price	$17.45	$14.70

	(Unaudited) For the three months ended June 30,		(Unaudited) For the six months ended June 30,
Summary of Operations: (In Thousands, except for per share amounts)	2017	2016	2017	2016
Total interest income	$4,727	$3,453	$9,020	6,751

Total interest expense	803	522	1,501	1,032

Net interest income	3,924	2,931	7,519	5,719

Provision for loan losses	300	190	495	320

Net interest income after provision for loan losses	3,624	2,741	7,024	5,399

Non-interest income	219	512	406	653

Non-interest expense	2,818	2,909	5,535	5,473

Income before taxes	1,025	344	1,895	579

Income tax expense	293	121	614	197

Net income	$732	$223	$1,281	$382

Net income per common share - basic	$0.13	$0.04	$0.23	$0.07
Net income per common share - diluted	$0.13	$0.04	$0.23	$0.07

Weighted average number of shares - basic	5,540	5,743	5,530	5,744
Weighted average number of shares - diluted	5,679	5,821	5,661	5,818

Performance Ratios:
Return on average assets annualized	0.59%	0.23%	0.54%	0.20%
Return on average common equity annualized	3.91%	1.15%	3.44%	0.99%
Net interest margin	3.35%	3.17%	3.32%	3.15%
Efficiency ratio	68.02%	84.49%	69.83%	85.89%
Operating expenses / average assets annualized	2.29%	3.00%	2.32%	2.87%

	For the three months ended
	06/30/2017			06/30/2016
Average Balance Sheet (In Thousands)	Average Balance	Interest Income/ Expense	Yield	Average Balance	Interest Income/ Expense	Yield
Interest-earning assets:
Loans receivable	$417,065	$4,444	4.26%	$285,649	$3,082	4.32%
Securities held to maturity	41,885	247	2.36	62,585	331	2.12
Other interest-earning assets	9,625	36	1.50	21,430	40	0.75
Total interest-earning assets	468,575	4,727	4.04	369,664	3,453	3.74

Allowance for loan loss	(4,695)			(3,718)
Non-interest-earning assets	28,978			21,833
Total non-interest-earning assets	24,283			18,115
Total Assets	$492,858			$387,779

Interest-bearing liabilities:
Demand & money market	$106,094	$102	0.38%	$60,006	$37	0.25%
Savings and club deposits	104,953	62	0.24	104,283	58	0.22
Certificates of deposit	122,855	415	1.35	85,702	244	1.14
Total interest-bearing deposits	333,902	579	0.69	249,991	339	0.54

Federal Home Loan Bank advances	37,715	224	2.38	22,675	183	3.23
Total interest-bearing liabilities	371,617	803	0.86	272,666	522	0.77

Non-interest-bearing deposit	43,030			33,964
Other non-interest-bearing liabilities	3,363			3,745
Total Liabilities	418,010			310,375

Equity	74,848			77,404
Total Liabilities and Equity	$492,858			$387,779

Net Interest Spread		3,924	3.18%		2,931	2.97%

Net Interest Margin			3.35%			3.17%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	126.09%			135.57%

	For the six months ended
	06/30/2017			06/30/2016
Average Balance Sheet (In Thousands)	Average Balance	Interest Income/ Expense	Yield	Average Balance	Interest Income/ Expense	Yield
Interest-earning assets:
Loans receivable	$399,822	$8,444	4.22%	$278,732	$5,920	4.25%
Securities held to maturity	42,581	498	2.34	69,758	762	2.18
Other interest-earning assets	10,475	78	1.49	14,930	69	0.92
Total interest-earning assets	452,878	9,020	3.98	363,420	6,751	3.72

Allowance for loan loss	(4,610)			(3,670)
Non-interest-earning assets	28,674			21,740
Total non-interest-earning assets	24,064			18,070
Total Assets	$476,942			$381,490

Interest-bearing liabilities:
Demand & money market	$106,066	$197	0.37%	$54,228	$58	0.21%
Savings and club deposits	104,367	120	0.23	103,364	114	0.22
Certificates of deposit	114,729	764	1.33	85,070	481	1.13
Total interest-bearing deposits	325,162	1,081	0.66	242,662	653	0.54

Federal Home Loan Bank advances	33,874	420	2.48	26,214	379	2.89
Total interest-bearing liabilities	359,036	1,501	0.84	268,876	1,032	0.77

Non-interest-bearing deposit	40,440			31,793
Other non-interest-bearing liabilities	3,078			3,783
Total Liabilities	402,554			304,452

Equity	74,388			77,038
Total Liabilities and Equity	$476,942			$381,490

Net Interest Spread		7,519	3.14%		5,719	2.95%

Net Interest Margin			3.32%			3.15%

Ratio of Interest Earning Assets to Interest Bearing Liabilities	126.14%			135.16%